Exhibit 5.1
GIBSON, DUNN & CRUTCHER LLP
Lawyers
A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue New York, New York 10166-0193
(212) 351-4000
www.gibsondunn.com
April 23, 2009

Direct Dial	Client Matter No.
(212) 351-4000	C 19783-00017

Fax No.
(212) 351-4035

Celanese Corporation
1601 West LBJ Freeway
Dallas, TX 75234-6034

Re:	Offering of Shares of Series A Common Stock Pursuant to the Celanese Corporation 2009 Global Incentive Plan and the Celanese Corporation 2009 Employee Stock Purchase Plan
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Celanese Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 14,320,690 shares (the “Incentive Shares”) of its Series A Common Stock, par value $0.0001 per share (the “Common Stock”) under the Celanese Corporation 2009 Global Incentive Plan (the “Incentive Plan”) and up to 14,000,000 shares (the “ESPP Shares”) of Common Stock under the Celanese Corporation 2009 Employee Stock Purchase Plan (the “ESPP” and, collectively with the Incentive Plan, the “Plans”).
     In addition to examining the Registration Statement, we have examined the Plans and the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. We also have made such other investigations as we have deemed relevant and necessary or appropriate in connection with the opinion hereinafter set forth.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the

GIBSON, DUNN & CRUTCHER LLP
Celanese Corporation
April 23, 2009

Company and any participants in either of the Plans that would expand, modify or otherwise affect the terms of either of the Plans or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.
     Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that:
(1)	the Incentive Shares, when issued and sold in accordance with the terms set forth in the Incentive Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable; and

(2)	the ESPP Shares, when issued and sold in accordance with the terms set forth in the ESPP and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.
     We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in the Plans of the rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in the Plans relating to indemnification, exculpation or contribution.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP